UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 9, 2006

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2006, The First American Corporation received a waiver, dated as of August 9, 2006, from a majority of lenders under the Company’s $500 million credit facility of the breach created by the Company’s inability to timely file its quarterly report on Form 10-Q due to the circumstances disclosed in the Company’s current report on Form 8-K dated August 9, 2006 and in the Company’s notification of late filing on Form 12b-25 dated August 10, 2006. A copy of the waiver is attached hereto as Exhibit 99.1. As of August 14, 2006, no amount is outstanding under this credit facility.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Waiver dated as of August 9, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: August 14, 2006	By:	/s/ Frank V. McMahon
Name: Frank V. McMahon
Title: Vice Chairman and Chief Financial Officer

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